Exhibit 99.1

GRID AI CORP. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 16, 2024 (INCEPTION) TO SEPTEMBER 30, 2025

GRID AI CORP. AND SUBSIDIARIES

TABLE OF CONTENTS

FOR THE PERIOD FROM APRIL 16, 2024 (INCEPTION) TO SEPTEMBER 30, 2025

Independent Auditor’s Report

To Board of Directors and Shareholders of

GridAI Corp.

Opinion

We have audited the accompanying consolidated balance sheet of GirdAI, Corp. and Subsidiaries (the “Company”) as of September 30, 2025, and the related consolidated statement of operations and comprehensive loss, shareholders’ deficit, and cash flow for the period from inception (April 16, 2024) through September 30, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2025, and the results of its operation and its cash flow for the period from inception (April 16, 2024) through September 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter – Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has incurred losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management’s for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Macias Gini & O’Connell LLP

Irvine, California

April 13, 2026

GRID AI CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

As of September 30, 2025

September 30
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$332,969
Prepaid expenses	11,125
Subscription receivable	447,935
Trade receivable	37,372
Other receivables	138,145
Other current assets	206,043
Total current assets	1,173,589

Developed technologies, net	563,116
Trade name, net	156,317
Customer relationships, net	90,854
Goodwill	225,001
Total Other Assets	1,035,288
TOTAL ASSETS	$2,208,877

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,079,668
Notes payable	310,000
Income tax payable	71,140
Deferred consideration payable	7,000,000
Due to related party	269,898
TOTAL CURRENT LIABILITIES	8,730,706

STOCKHOLDERS' DEFICIT
Common stock, $0.01 par value, 100,000,000 authorized, 38,000,000 issued and outstanding as of September 30, 2025	380,000
Additional paid-in capital	—
Accumulated deficit	(5,508,419)
Cumulative translation adjustment	237,047
Total equity attributable to GridAI	(4,891,372)
Non-controlling interest	(1,630,457)
Total deficit	(6,521,829)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,208,877

See accompanying notes to the consolidated financial statements.

GRID AI CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

APRIL 16, 2024 (INCEPTION) TO PERIOD ENDED SEPTEMBER 30, 2025

For the Period From April 16, 2024 to September 30, 2025
REVENUE	$138,697

Operating expenses
Cost of services	320,548
General and administrative expenses	4,957,068
Total operating expenses	5,277,616

LOSS FROM OPERATIONS	(5,138,919)

Other income (expense)
Foreign exchange loss	(202,761)
Other income (expense)	1,515
Financing costs	(4,334)
Total other income (expense)	(205,580)

Current tax benefit	(92,748)
Net Loss	(5,251,751)

Other comprehensive loss
Cumulative translation adjustment	237,047
Other comprehensive loss	$(5,014,704)

Net loss attributable to non-controlling interests	$(1,964,181)
Net loss attributable to Grid AI Corp.	$(3,287,570)

See accompanying notes to the consolidated financial statements.

GRID AI CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

APRIL 16, 2024 (INCEPTION) TO PERIOD ENDED SEPTEMBER 30, 2025

	Shares	Common stock	Additional Paid- in Capital	Accumulated deficit	Non- controlling interest	Other comprehensive income	Total
Balance at inception	—	$—	$—	$—	$—	—	$—

Purchase of AMPx	—	—	—	—	281,000	—	281,000
Net loss attributable to Grid AI Corp.	—		—	(3,287,570)	—	—	(3,287,570)
Net loss attributable to non-controlling interests	—	—	—	—	(1,964,181)	—	(1,964,181)
Cumulative translation adjustment	—	—	—	—	—	237,047	237,047
Shares issued as founders shares	32,273,400	322,734	(322,734)	—	—	—	—
Sales of warrants - cash	—	—	4,168,479	—	—	—	4,168,479
Stock-based compensation	—	—	1,043,396	—	—	—	1,043,396
Shares issued for warrants conversion	5,726,600	57,266	(57,266)	—	—	—	—
Purchase of additional interest in AMPX	—	—	(4,831,875)	(2,220,849)	52,724	—	(7,000,000)
Consolidated balance as of September 30, 2025	38,000,000	$380,000	$—	$(5,508,419)	$(1,630,457)	$237,047	$(6,521,829)

See accompanying notes to the consolidated financial statements.

GRID AI CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

APRIL 16, 2024 (INCEPTION) TO PERIOD ENDED SEPTEMBER 30, 2025

For the period from April 16, 2024 to September 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,251,751)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	51,713
Stock-based compensation	1,043,396
Deferred tax	(215,500)
Changes in operating assets and liabilities:
Trade receivable	55,968
Other receivables	(41,891)
Other current assets	(71,975)
Prepaid expenses	(11,028)
Income taxes payable	71,140
Trade and other payables	389,275
Due to related party	280,983
Net cash used in operating activities	(3,699,670)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of AMPX, net of cash acquired of $375,569	(124,431)
Net cash used in investing activities	(124,431)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	310,000
Proceeds from sales of warrants	3,720,544
Net cash provided by financing activities	4,030,544

Effect on Foreign Exchange Rate on Changes on Cash	126,526

NET INCREASE IN CASH	332,969

CASH AT BEGINNING OF YEAR	—

CASH AT END OF YEAR	$332,969

See accompanying notes to the consolidated financial statements.

GRID AI CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

APRIL 16, 2024 (INCEPTION) TO PERIOD ENDED SEPTEMBER 30, 2025

SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR:
Taxes	$59,745
Interest	$—
NONCASH INVESTING AND FINANCING ACTIVITIES:
Deferred contingent payable	$7,000,000
Subscription receivable	$447,935
Total assets acquired in AMPx business acquisition	$1,388,972
Total liabilities assumed in AMPx business acquisition	$983,541
Founder shares issues to Grid AI Corp. founders	$—

See accompanying notes to the consolidated financial statements.

GRID AI CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 16, 2024 (INCEPTION) TO SEPTEMBER 30, 2025

1. ORGANIZATION AND NATURE OF OPERATIONS

Nature of Operations

Virtual Communities Inc. was formed in April 2024 and, prior to February 28, 2025, did not have any operations. On September 30, 2025, Virtual Communities Inc. changes its name to Grid AI Corp. (“GridAI” or the “Company”).

On February 28, 2025, the Company acquired a 51% controlling interest in AMPx UK Holdings (“AMPx”), which became its primary operating subsidiary (see Note 11). As a result, the Company’s operations since inception primarily consist of the activities of AMPx since the acquisition date.

The Company is a grid-edge technology company focused on developing software platforms that support the optimization and management of electrical loads and distributed energy resources.

The Company’s core technologies include Dynamic Load Shaping (“DLS”) and an Aggregation Management Platform (“AMP”), which are designed to manage and optimize energy usage and grid interaction, including applications related to large-scale energy demand environments.

On September 30, 2025, GridAI was acquired by GridAI Technologies, Inc. (formerly Entero Therapeutics, Inc.) and became a wholly owned subsidiary of GridAI Technologies.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The Financial Accounting Standards Board (FASB) has established the Accounting Standards Codification (ASC) as the sole source of authoritative GAAP. The consolidated financial statements are presented for the period from inception (April 16, 2024) through September 30, 2025. The Company did not have substantive operations prior to March 1, 2025.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of GridAI and its subsidiaries, AMP UK Holdings, AMPx Hardware Limited, AMPx Limited, AMPx Czech s.r.o, and Amp X Australia Pty Ltd. Intercompany account balances and transactions have been eliminated in consolidation.

Risks and Uncertainties

The Company operates in an early-stage, evolving business environment and is subject to a number of risks and uncertainties that could affect its operations and financial condition. The Company has a limited operating history and has incurred recurring losses from operations. Its ability to achieve profitability is dependent on the successful development and commercialization of its technology platform, the ability to generate sufficient revenues, and access to additional financing.

The Company operates internationally through subsidiaries located in multiple jurisdictions, including the United Kingdom, Czech Republic, and Australia. As a result, the Company is exposed to risks associated with foreign operations, including changes in economic conditions, foreign currency fluctuations, regulatory requirements, tax laws, and political environments in the jurisdictions in which it operates.

In addition, the Company’s future results may be impacted by its ability to attract and retain qualified personnel, execute its business strategy, and manage growth. The Company’s operations may also be affected by general economic conditions, capital market conditions, and industry-specific developments.

GRID AI CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 16, 2024 (INCEPTION) TO SEPTEMBER 30, 2025

These factors, among others, could materially affect the Company’s financial position, results of operations, and cash flows.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses.

These estimates and assumptions are based on historical experience and other factors that management believes to be reasonable under the circumstances. Actual results could differ materially from those estimates.

Significant estimates and assumptions reflected in the consolidated financial statements include, but are not limited to:

•	the fair value of assets acquired and liabilities assumed in business combinations, including developed technology, customer relationships, and trade name intangible assets;
•	the valuation of goodwill and the assessment of potential impairment;
•	the fair value and classification of deferred consideration payable;
•	the determination of useful lives for intangible assets and related amortization;
•	revenue recognition, including the identification of performance obligations and timing of revenue recognition under ASC 606;
•	the assessment of allowance for credit losses on receivables; and
•	foreign currency translation and related estimates.

These estimates are inherently uncertain and may change as additional information becomes available.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of September 30, 2025, the Company had cash of approximately $333,000, has incurred losses from operations since inception, and has negative working capital. The Company also has significant obligations, including deferred consideration payable in connection with the acquisition of AMPx. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date that the financial statements are issued. Management’s plans include raising additional capital and obtaining financial support from its parent company. However, such plans are not considered probable of being effectively implemented or sufficient to alleviate the substantial doubt. Accordingly, substantial doubt about the Company’s ability to continue as a going concern exists and is not alleviated. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash

The Company maintains its cash in bank deposit accounts which may at times exceed insurance limits provided by banks. Financial instruments that potentially expose the Company to concentrations of credit risk consist of cash. The Company maintains its cash balances with financial institutions in foreign jurisdictions and with financial institutions in federally insured accounts in the U.S. The Company may from time to time have cash in banks in excess of FDIC insurance limits. The Company has not experienced any losses to date resulting from this practice. The Company mitigates its risk by maintaining the majority of its cash and equivalents with high quality financial institutions.

GRID AI CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 16, 2024 (INCEPTION) TO SEPTEMBER 30, 2025

Trade Receivable and other current assets

The Company records accounts receivable when it has the unconditional right to issue an invoice and receive payment regardless of whether revenue has been recognized. Accounts receivable are recorded at the invoiced amount, net of allowance for credit losses. Effective January 1, 2025, the Company adopted Accounting Standards Update 2025-05-Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses for Account Receivable and Contract Assets for Private Companies and Certain Not for Profit Entities which permits consideration of subsequent cash collections when estimating the allowance for credit losses. Other current assets primarily consisted of various other receivables. The Company evaluates the collectability of its receivables based on historical experience, current economic conditions, and specific customer circumstances. As of April 16, 2024 (inception) and September 30, 2025, the Company determined that no allowance for credit losses was required.

Business Combinations

The Company accounts for its business combinations under the provisions of ASC Topic 805 Business Combinations, which requires that the acquisition method of accounting be used for all business combinations. Assets acquired and liabilities assumed, including non-controlling interests, are recorded at the date of acquisition at their respective fair values. Any excess fair value of the net tangible and intangible assets acquired over the purchase price is recorded as bargain purchase gain in the statements of operations at the acquisition closing date. During the measurement period, which extends no later than one year from the acquisition date, the Company may record certain adjustments to the carrying value of the assets acquired and liabilities assumed. After the measurement period, all adjustments are recorded in the consolidated statements of operations as operating expenses or income. Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred.

Fair value measurements

The Company’s financial instruments consist mainly of cash equivalents, other receivables, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities. The carrying amounts of cash equivalents, other receivables, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities approximate their estimated fair value due to their short-term maturities.

ASC 820-10 (Topic 820, "Fair Value Measurements and Disclosures") defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820-10 also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

a.	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

b.	Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly including inputs in markets that are not considered to be active; and

c.	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

GRID AI CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 16, 2024 (INCEPTION) TO SEPTEMBER 30, 2025

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current as of the measurement date, including during periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may change for many instruments. This condition could cause an instrument to be reclassified within levels in the fair value hierarchy. The Company notes that all cash is held is considered a Level 1 instrument.

The Company estimates the fair value of notes payable and deferred consideration payable based on a discounted cash flows analysis, based on the Company’s current estimated incremental borrowing rate for similar instruments with comparable terms and maturities. The notes payable and deferred consideration payable fair value estimates are considered a Level 2 within the fair value hierarchy. Because the notes payable and deferred consideration payable are short-term in nature, the estimated the fair value approximates carrying value.

As of September 30, 2025, the Company did not have any Level 3 instruments.

Foreign Currency Translation

The Company’s consolidated financial statements are presented in US dollars. Each subsidiary entities of the Company has its own respective functional currency determined based on the primary economic environment in which it operates, and items included in the respective financial statements of each entity are measured using that functional currency. A currency other than the functional currency is referred to as a foreign currency and subsidiaries with a functional currency other than the US dollar are referred to as a foreign operation.

Transactions in foreign currencies are initially recorded in the functional currency at the rate in effect at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at the spot rate of exchange in effect at the reporting date. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate as at the date of the initial transaction. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. All exchange differences are recorded in profit and loss.

The financial statements of subsidiaries that have a functional currency other than the US dollar were translated into US dollars as follows: assets and liabilities – at the closing rate at the date of the statements of financial position, and income and expenses – at the average rate for the period. All resulting changes are recognized in other comprehensive loss as foreign currency translation adjustments.

Goodwill

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the identifiable assets acquired and liabilities assumed. Goodwill is not amortized but is subject to periodic review for impairment.

The Company evaluates goodwill for impairment annually and whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Such events or circumstances could include, among other factors, operating losses, changes in projected cash flows, or adverse changes in market conditions. If the carrying value of goodwill exceeds its estimated fair value, an impairment loss is recognized in the consolidated statements of operations. As of September 30, 2025, the Company has not recognized any impairment charges related to goodwill.

GRID AI CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL SATEMENTS

FOR THE PERIOD FROM APRIL 16, 2024 (INCEPTION) TO SEPTEMBER 30, 2025

Intangible Assets

Intangible assets acquired in business combinations, including developed technology, customer relationships, and trade names, are recorded at fair value at the acquisition date. Developed technology and other intellectual property are considered finite-lived intangible assets and are amortized on a straight-line basis over their estimated useful lives of 10 years. Customer relationships and trade names are also amortized on a straight-line basis over their estimated useful lives of 8 years and 10 years, respectively.

Intangible assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Revenue Recognition

The Company follows a single principle-based five-step model when accounting for revenue arising from contracts with customers, which is based on the requirements of FASB Topic 606, Revenue from Contracts with Customers (“ASC 606 ”).

Energy generation revenue

Energy generation revenue is generated primarily from contracts with various non-affiliated parties under long-term power purchase agreements (“PPAs”) or feed-in tariffs. The Company recognizes energy revenue when persuasive evidence of an arrangement exists, and energy has been generated and transmitted to the grid. The price of energy is fixed or determinable and the collectability of the resulting receivable is reasonably assured.

Engineering, procurement & construction ("EPC") revenue

The Company recognizes revenue for sale of EPC and development services over time based on the estimated progress to completion using a cost-based input method. In applying cost-based input methods of revenue recognition, the Company uses the actual costs incurred relative to the total estimated costs to determine the Company’s progress towards contract completion and to calculate the corresponding amount of revenue and gross profit to recognize.

Cost-based input methods of revenue recognition are considered a faithful depiction of the Company’s efforts to satisfy EPC and development services contracts and, therefore, reflect the transfer of goods or services to a customer under such contracts. Costs incurred towards contract completion may include costs associated with direct materials, labor, subcontractors, and other indirect costs related to contract performance.

Management fee and other revenues

Operation and maintenance ("O&M") services are transferred over time when customers receive and consume the benefits provided by the Company's performance under the terms of service arrangements. Revenues from O&M services are recognized when the work completed to date does not require re- performances and the costs of O&M services are expensed when incurred.

Leases

Leases are recorded on the balance sheet as right of use assets and lease obligations. Lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a term of 12 months or less at inception are expensed monthly over the lease term. The lease term is determined by assuming the exercise of renewal options that are reasonably certain. The implicit interest rate or the incremental borrowing rate is used in determining the present value of future payments. The company has one lease agreement with a term of 12 months or less.

GRID AI CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 16, 2024 (INCEPTION) TO SEPTEMBER 30, 2025

Income Taxes

Current income tax

Current income tax assets and liabilities are measured at the amount expected to be received from or paid to taxing authorities, based on tax rates and laws that have been enacted as of the reporting date in the jurisdictions where the Company operates. Current income tax related to items recognized directly in equity is also recorded in equity.

Deferred income tax

Deferred income taxes are recognized using the liability method for temporary differences between the financial reporting basis and the tax basis of assets and liabilities. Deferred tax liabilities are recorded for all taxable temporary differences, and deferred tax assets are recorded for deductible temporary differences, net operating loss carryforwards, and tax credit carryforwards to the extent it is more likely than not that they will be realized.

Deferred tax assets and liabilities are measured using tax rates expected to apply in the periods when the temporary differences reverse, based on tax laws enacted at the reporting date. Deferred tax related to items recognized directly in equity is also recorded in equity.

Deferred tax assets and liabilities are offset when the Company has a legally enforceable right to offset current tax assets against current tax liabilities and the deferred taxes relate to the same taxable entity and jurisdiction.

Uncertain Tax Position

The Company follows the provisions of income tax guidance which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns. The guidance requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities. Tax positions that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company has not recognized any liability for uncertain tax positions as of September 30, 2025 or April 16, 2024 (inception).

Accounting for Warrants

The Company accounts for stock-based compensation arrangements with employees and non-employee consultants using a fair value method which requires the recognition of compensation expense for costs related to all stock-based payments, including common stock warrants. As September 30, 2025, each Grid AI warrant was converted into Grid AI common stock.

Recently Issued Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which includes amendments that further enhance income tax disclosures, primarily through standardization and disaggregation of rate reconciliation categories and income taxes paid by jurisdiction. The amendments are effective for all public entities for fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-09 on January 1, 2025 and the adoption did not have a material effect on the Company’s financial statement disclosures.

In May 2025, the FASB issued ASU 2025-04, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606). ASU 2025-04 revises the definition of “performance condition” for share-based consideration payable to a customer, removes the policy election to account for forfeitures as they occur for awards with service conditions, and clarifies that ASC 606 variable consideration guidance does not apply to such awards. This guidance is effective for the Company beginning in the first quarter of 2027, with early adoption permitted, and may be applied on a modified retrospective or retrospective basis. The Company does not currently issue share-based consideration to customers and does not expect the adoption of ASU 2025-04 to have a material impact, but will continue to monitor for applicability.

GRID AI CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 16, 2024 (INCEPTION) TO SEPTEMBER 30, 2025

In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity. ASU 2025-03 clarifies the determination of the accounting acquirer in certain equity-based acquisitions when the legal acquiree is a variable interest entity (“VIE”) that meets the definition of a business. This guidance is effective for the Company beginning in the first quarter of 2027, with early adoption permitted, and must be applied prospectively to relevant transactions. The Company has not entered into such transactions to date and does not expect a material impact upon adoption.

In November 2024, the FASB issued ASU 2024-04, Induced Conversions of Convertible Debt Instruments. This ASU clarifies the requirements for determining whether certain settlements of convertible debt should be accounted for as induced conversions. The guidance is effective for the Company beginning in the first quarter of 2026, with early adoption permitted, and may be applied prospectively or retrospectively. While the Company has outstanding convertible debt, no induced conversions have been undertaken. Management does not expect the adoption of ASU 2024-04 to have a material impact unless future inducement transactions occur.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU requires additional disclosures of specified expense categories, qualitative descriptions of remaining amounts in expense captions, and disclosure of selling expenses and the Company’s definition thereof. This guidance is effective for the Company beginning with the 2027 annual report, with early adoption permitted. The Company is evaluating its reporting processes to ensure compliance with the new disclosure requirements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 requires expanded disclosures of rate reconciliation categories, significant reconciling items, and disaggregated income taxes paid, net of refunds. The guidance is effective for the Company beginning with the 2025 annual report, with early adoption permitted, and should be applied prospectively, with retrospective adoption also permitted. The Company is evaluating enhancements to its income tax disclosures in preparation for adoption.

Management has reviewed the above standards and, based on the Company’s current operations and transactions, does not expect their adoption to have a material impact on the Company’s consolidated financial statements.

The Company has evaluated other recently issued accounting pronouncements and has concluded that the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s financial position or results of operations upon adoption.

3. REVENUE

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, which applies a five-step model to determine the timing and amount of revenue recognition.

GRID AI CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 16, 2024 (INCEPTION) TO SEPTEMBER 30, 2025

The Company generates revenue from software-based energy orchestration services provided through its proprietary platform. These services include monitoring, optimization, dispatch management, and related support services for energy storage systems and distributed energy resources.

Identification of Performance Obligations

The Company’s contracts with customers primarily consist of Energy Storage System (“ESS”) Services Agreements and platform service agreements. Under these arrangements, the Company provides a series of integrated services, including system monitoring, optimization, dispatch management, and platform access. Management has concluded that these services are not distinct within the context of the contract and represent a single performance obligation consisting of a stand-ready obligation to provide continuous services over the contract term.

Transaction Price

The transaction price under these agreements generally consists of fixed monthly service fees. In certain arrangements, the Company may also earn variable consideration in the form of revenue-sharing arrangements tied to participation in energy market programs. Such amounts are recognized when it is probable that a significant reversal of revenue will not occur and are typically constrained until the underlying market event occurs and the associated revenue is known.

Timing of Revenue Recognition

Revenue is recognized over time as the Company satisfies its performance obligations, as customers simultaneously receive and consume the benefits of the services provided. Revenue is recognized on a ratable basis over the contract term, which reflects the continuous nature of the Company’s stand-ready service obligations.

Principal vs. Agent Considerations

The Company evaluates whether it acts as principal or agent in its arrangements. The Company has concluded that it acts as principal, as it controls the services prior to transfer to the customer, is primarily responsible for fulfilling the service obligations, and has discretion in establishing pricing. Accordingly, revenue is recognized on a gross basis.

4. TRADE RECEIVABLE

As of September 30, 2025, trade receivables of $37,372, had no allowance for credit losses. Other receivable of $138,145 had no allowance for credit losses as of September 30, 2025. As of April 16, 2024 (inception), the Company had $0 trade receivables.

5. OTHER CURRENT ASSETS

The following tables disaggregates the balance of other receivables and other current assets on the consolidated balance sheet as of September 30, 2025:

Refundable deposits	2,016
VAT paid on purchases	203,673
GST recoverable	354
$206,043

GRID AI CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 16, 2024 (INCEPTION) TO SEPTEMBER 30, 2025

6. INTANGIBLE ASSETS

As of September 30, 2025, intangible assets were comprised of the following:

Intangible asset	Estimated useful life (years)	Acquisition date fair value	Accumulated amortization	Net Book Value at September 30, 2025
DLS developed technology	10	$578,000	$(33,717)	$544,283
AMP developed technology	10	20,000	(1,167)	18,833
Customer relationships	8	98,000	(7,146)	90,854
Trade name	10	166,000	(9,683)	156,317
		$862,000	$(51,713)	$810,287

The future remaining amortization expense for the following five years is as follows:

2025 (remaining)	$22,163
2026	88,650
2027	88,650
2028	88,650
2029	88,650
Thereafter	433,524
$810,287

7. INCOME TAXES

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Where applicable, the Company records a valuation allowance to reduce any deferred tax assets that it determines will not be realizable in the future.

The Company recognizes the benefit of an uncertain tax position that it has taken or expects to take on income tax returns it files if such tax position is more likely than not to be sustained on examination by the taxing authorities, based on the technical merits of the position. These tax benefits are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. Although the Company believes that it has adequately reserved for uncertain tax positions (including interest and penalties), it can provide no assurance that the final tax outcome of these matters will not be materially different. The Company makes adjustments to these reserves in accordance with the income tax accounting guidance when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on the Company’s financial condition and operating results. Carryforward attributes that were generated in tax years prior to those that remain open for examination may still be adjusted by relevant tax authorities upon examination if they either have been, or will be, used in a future period.

The Company conducts operations in the United Kingdom and the Czech Republic through its subsidiaries. Income earned in these jurisdictions is subject to local taxation at statutory rates.

GRID AI CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 16, 2024 (INCEPTION) TO SEPTEMBER 30, 2025

For the period ended September 30, 2025, the provision / (benefit) for income taxes consists of the following:

September 30, 2025
Current:
Foreign	$122,752
Deferred:
Foreign	(215,500)
Total	$(92,748)

As of September 30, 2025, deferred tax assets and (liabilities) are comprised of:

Deferred Tax Assets
Net Operating Loss Carryforwards	$936,073
Total deferred tax assets before valuation allowance	936,073
Valuation Allowance	(733,501)
Total deferred tax assets, net of valuation allowance	202,572

Deferred Tax Liabilities
Intangibles	(202,572)
Total deferred tax liabilities, net	$—

The reconciliation of the Federal statutory income tax provision to the Company’s effective income tax provision is as follows for the periods indicated:

Income tax benefit at statutory rates	21.00%
Change in Valuation Allowance	(13.59)%
Foreign Rate Differential	3.41%
Non-controlling interest	(9.10)%
Total Tax Expense (Benefit)	1.72%

At September 30, 2025, the Company had U.S. federal net operating loss (“NOL”) carryforwards of $1,387,578, which are indefinite-lived and may be carried forward indefinitely under current U.S. tax law. The Company also had U.K. NOL carryforwards of $2,578,727, which are not subject to expiration under current U.K. tax legislation.

8. DEFERRED CONSIDERATION PAYABLE

On September 30, 2025, GridAI, per their original purchase agreement with AMPx UK Holdings, exercised their option to purchase an additional 24% interest in AMPx for $7,000,000 as deferred consideration payable. The deferred consideration payable of $2,000,000 was due to be paid on October 15, 2025. Subsequent to September 30, 2025, the Company paid $750,000 towards the payable, with the remaining balance due June 1, 2026 or within thirty days following the date revenue is first earned by AMPx. The terms of the deferred consideration do not include an interest component. This transaction was recorded as a reduction in non-controlling interest on the consolidated balance sheet recorded on September 30, 2025.

GRID AI CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 16, 2024 (INCEPTION) TO SEPTEMBER 30, 2025

9. NOTES PAYABLE

The Company borrowed $310,000 by issuing two promissory notes payable to third parties on September 11, 2025. The notes bear interest at 2% and mature with accrued interest on the earlier of the Company receiving financing of at least $1.5 million or January, 1 2026. There were no corresponding conversion or covenant provisions. See Note 14 Subsequent Events for further disclosure.

10. RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Company enters into transactions with related parties. Related parties include the former owners of AMPX, who retained a non-controlling interest of approximately 24%. As of September 30, 2025, amounts due to related parties totaled $269,898 and primarily relate to advances and operating expenses paid on behalf of the Company. The Company also recorded deferred consideration payable of $7,000,000 to the former controlling owners of AMPX in connection with the acquisition, which is considered a related party transaction.

11. BUSINESS ACQUISITION

On February 28, 2025, the Company acquired 51% interest in AMPx limited for $500,000. The acquisition is expected to give the Company access to grid-edge technology focused on developing software platforms that support the optimization and management of electrical loads and distributed energy resources. The transaction was accounted for under the acquisition method of accounting in accordance with ASC 805. The Company has performed a preliminary allocation of the purchase price to the identifiable assets acquired and liabilities assumed. The allocation is based on management’s initial estimates of the fair values as of the acquisition date. In accordance with ASC 805, the Company may record adjustments to the provisional amounts during the measurement period, which ends no later than one year from the acquisition date. Goodwill acquired in the acquisition represents the excess of purchase consideration over the fair value of net assets acquired and is primarily attributable to the assembled workforce, which does not qualify for separate recognition.

The preliminary allocation of the purchase price to the identifiable assets acquired and liabilities assumed, based on their estimated fair values at the acquisition date, is as follows:

Amount
Cash paid	$500,000
Purchase consideration	$500,000

GRID AI , CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 16, 2024 (INCEPTION) TO SEPTEMBER 30, 2025

Assets acquired:
Cash and cash equivalents	$375,569
Accounts receivable	301,971
Developed technology	598,000
Customer relationship	98,000
Trade name	166,000
Goodwill	225,001
Total assets	$1,764,541
Liabilities assumed:
Accounts payable and accrued expenses	768,041
Deferred tax liability	215,500
Total liabilities	$983,541
Net assets acquired	781,000
Non-controlling interest	281,000
Purchase consideration	$500,000

As part of the acquisition, the Company acquired intangible assets, which are included in the developed technology, customer relationships, and tradename line items on the consolidated balance sheet as of September 30, 2025. See Note 6 - Intangible Assets for more information on estimated useful lives and fair values.

12. OPERATING LEASES

As of September 30, 2025, the Company leases office space under a short-term operating lease with a term of 6 months. The lease qualifies as a short-term lease, and therefore, no ROU asset or lease liability is recorded on the balance sheet.

Lease payments under the short-term lease are recognized on a straight-line basis as lease expense within general and administrative expenses in the statement of income. Total lease expense for the from inception to the period ended September 30, 2025 was $30,344.

13. STOCKHOLDERS’ EQUITY

The Company has Common stock with $0.01 par value, 100,000,000 authorized, 38,000,000 issued and outstanding as of September 30, 2025. During the period ended September 30, 2025, the Company converted 2,491,232 of outstanding warrants into 5,726,600 to common shares of the Company. The warrants contained conversion terms to convert into common shares at a ratio of one warrant to one common share. Upon conversion of the warrants on September 30, 2025, the warrants converted at a ratios of 2.11 to 2.30 which was treated as a modification and resulted in a deemed dividend to the warrant holders for the excess shares. The deemed dividend was a charge to APIC and resulted in no additional compensation expense as the Company was in a retained deficit position at conversion. In addition, the Company recognized stock-based compensation expense of $1,043,396 for 521,698 warrants issued to employees and third parties that were vested at issuance. The Company also issued 1,448,968 warrants for cash of $4,168,479 to investors, in which $447,935 recorded as subscription receivable for cash received on October 1, 2025. Each warrant was valued at $2.00 per warrant based on the value that warrants were sold to third parties.

GRID AI , CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 16, 2024 (INCEPTION) TO SEPTEMBER 30, 2025

14. SUBSEQUENT EVENTS

The notes payable due on the earlier of January 1, 2026 or the date the Company receives financing of at least $1.5 million were canceled on February 23, 2026. The Company and the lenders agreed that the notes proceeds of $310,000 could be used to pay the exercise price for warrants that were issued to the lenders in a separate transaction. There was a de minimis accrued interest associated with the notes payable.

On September 30, 2025, the Company was acquired by Grid AI Technologies Corp, publicly owned entity, pursuant to the terms of a Share Exchange Agreement (the “Grid AI Agreement”) dated September 30, 2025. Under the terms of the Grid AI Agreement, each Seller transferred to Grid AI Technologies Corp all of the issued and outstanding shares of the Company in exchange for the portion of the equity interests of the Grid AI Technologies Corp. The combined fair value of the equity consideration issued to the Sellers was estimated at $27.1 million, consisting of $2.1 million attributable to the common stock issued and $25.0 million attributable to the Series H Preferred Stock. No cash consideration was paid.